UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2023

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2023, the Board of Directors (the “Board”) of Axon Enterprise, Inc. (the “Company” or “Axon”) adopted and approved amendments (the “Amendments”) to the Company’s bylaws (the “Bylaws”), which became effective immediately.

The Board approved the Amendments in connection with its periodic review of the Company’s corporate governance documents. Among the Amendments are the following:

•	Added provisions allowing a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years to nominate and include in the proxy materials for the Company’s annual meeting director nominees constituting up to the greater of two directors or twenty percent of the Board, so long as the stockholders and nominees comply with the procedures and other requirements set forth in the Bylaws (the “Proxy Access Provisions”);

•	Specified that, other than pursuant to the Proxy Access Provisions, a timely notice of stockholder nominations and proposals generally must be received no earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting;

•	Updated the Bylaws in connection with the rules adopted by the U.S. Securities and Exchange Commission relating to universal proxy cards (“Universal Proxy Rules”), including requiring stockholders providing notice pursuant to Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, to certify to the Company that they have complied with certain requirements under the Universal Proxy Rules no later than seven (7) business days prior to the applicable stockholder meeting;

•	Refined and clarified the requirements with respect to notice of stockholder nominations and proposals, consistent with the Company’s corporate governance guidelines, including provisions regarding (1) the information to be provided by proposing stockholders, their affiliates and proposed nominees and (2) the questionnaire, representation and agreement to be completed by proposing stockholders and proposed nominees in connection with a stockholder nomination;

•	Added a requirement that any stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white;

•	Revised provisions regarding adjournment of stockholder meetings in light of recent amendments to the Delaware General Corporation Law (“DGCL”) and refined and clarified the conduct of stockholder meeting; and

•	Established the Delaware Chancery Court as the exclusive forum for certain actions, including certain stockholder and intra-corporate disputes, and established the federal district courts of the United States of America as the exclusive forum for any claim arising under the Securities Act of 1933, as amended.

The Amendments also implemented certain other administrative, technical, conforming and modernizing changes, including conforming changes in the notice requirements related to special stockholder meetings, and changes to align the language used in certain provisions of the Bylaws with the DGCL and the Universal Proxy Rules.

The foregoing summary of the Amendments does not purport to be complete and is qualified in its entirety by the full text of the Bylaws, as amended and restated, which are filed as Exhibit 3.2 to this Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.2	Bylaws, as amended and restated as of December 20, 2023.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	Axon Enterprise, Inc.

	By:	/s/ ISAIAH FIELDS
Isaiah Fields
Chief Legal Officer